EXHIBIT 2
---------


                           AGREEMENT
                           ---------

     THIS AGREEMENT (the "Agreement") is entered into as of this 27th day of January, 1999, by and between DGJ, L.L.C., a Delaware limited liability company ("DGJ") and Ivan J. Hughes, an individual resident of the State of Kentucky ("Hughes") and C. Jill Beresford, an individual resident of the Commonwealth of Massachusetts ("Beresford").

     NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   VOTING.   Hughes and Beresford, as stockholders of BPI Packaging
Technologies, Inc. ("BPI"), shall vote their shares as directed by DGJ with respect to any matters presented to the Company's Stockholders with respect to the Securities Purchase Agreement, dated the date hereof, between BPI and DGJ.

2. SALE OF COMMON STOCK. Hughes and Beresford shall not sell their shares of Common Stock of BPI without prior written consent of DGJ.

3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other State.


     IN WITNESS WHEREOF, this Agreement has been duly executed the day and year specified above.


                                        DGJ, L.L.C.

                                   By:  /s/ GARY R. EDIDIN
                                        -------------------------
                                        Gary R. Edidin


                                        Title:  President
                                                -----------------

                                   /s/ IVAN J. HUGHES
                                   ------------------------------
                                   Ivan J. Hughes

                                   /s/ C. JILL BERESFORD
                                   ------------------------------
                                   C. Jill Beresford